UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2005

NS GROUP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	1-9838	61-0985936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

530 West Ninth Street, Newport, Kentucky 41071
(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 292-6809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 21, 2005, Gary L. Kott, who has been a director since 2000, notified NS Group, Inc. that he plans to retire as a director at the registrant’s 2005 Annual Meeting of Shareholders scheduled for May 11, 2005. In addition, Mr. Paul C. Borland, Jr., who has been a director since 1996, will be retiring as a director of the registrant at the conclusion of his current term, effective as of the date of the 2005 Annual Meeting of Shareholders. Mr. P.C. Borland, Jr. is retiring because of the Board’s mandatory retirement age of 70 pursuant to the registrant’s Bylaws. Both Mr. Kott and Mr. P.C. Borland, Jr. intend to serve as directors through the date of the 2005 Annual Meeting of Shareholders.

Under the registrant’s articles of incorporation, the board of directors may change the number of directors as permitted by the Kentucky Business Corporation Act. The articles further provide that the board of directors, by resolution, may divide the board of directors into three classes, but that in no event shall the board of directors continue to be divided into classes if the number of directors is decreased below nine. In connection with the pending departures of Mr. Kott and Mr. P.C. Borland, Jr., the registrant’s Board of Directors approved the reduction of the number of directors from nine to seven, effective as of the 2005 Annual Meeting of Shareholders. At such time, the registrant’s board will no longer be divided into three classes, and all directors will be elected at each annual meeting to serve until the next annual meeting or until his or her earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

Date: February 25, 2005	By: /s/ Thomas J. Depenbrock
Thomas J. Depenbrock
Vice President — Finance, Treasurer and
Chief Financial Officer